UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 12, 2013

SFX Entertainment, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-36119	90-0860047
(Commission File Number)	(IRS Employer Identification No.)

430 Park Avenue, 6th Floor
New York, New York	10022
(Address of principal executive offices)	(Zip Code)

(646) 561-6400

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                           Entry into a Material Definitive Agreement.

On December 12, 2013, SFX Entertainment, Inc., a Delaware corporation (the “Company”), entered into a letter of credit and reimbursement agreement (the “LC Agreement”) with Deutsche Bank AG (“Deutsche Bank”) in which Deutsche Bank issued an irrevocable standby letter of credit (the “Letter of Credit”) that provides R$150.0 million (or approximately US$66.0 million) of financing that is required for the Company to exercise the Rock World Option (as defined below).  As previously reported, the Company entered into an option agreement (the “Rock World Option”), dated November 21, 2013, with certain other parties, including executives of Rock World (as defined below), which grants the Company a purchase option to acquire a fifty percent (50%) interest (“Newco Interest”) in a newly formed entity (“Rock World Newco”) that, following a series of consolidation transactions with certain shareholders of Rock World S.A. (“Rock World”), will own eighty percent (80%) of the equity shares of Rock World, a Brazilian company engaged in the entertainment business, including the organization of music festivals held under the “Rock in Rio” name. The Company expects to fund the purchase price through debt financing which is currently being negotiated rather than through any borrowings under the Letter of Credit. There can be no assurance that such financing will be obtained.

Following the entry into the LC Agreement, the Company exercised the Rock World Option and entered into a share purchase agreement (the “Purchase Agreement”), dated December 12, 2013, with certain other third parties, pursuant to which it will acquire the Newco Interest for R$150.0 million (or approximately US$66.0 million).  The Purchase Agreement contains customary representations, warranties and covenants, and the completion of the transaction is subject to certain closing conditions, including receipt of applicable government approvals and the delivery by counterparties of Rock World interests to Rock World Newco. While the Company expects to close the Rock World acquisition in the first quarter of 2014, after satisfying such closing conditions, there can be no assurances that such closing will be consummated. Under the terms of the Purchase Agreement, the Company is required to deposit the purchase price in an escrow account within two business days of closing, provided that the counterparties to the transaction may draw on the Letter of Credit to effect a closing no earlier than March 15, 2014 if all applicable closing conditions have occurred and the Letter of Credit has not been extended for a three month period as of such date. The Company and the stockholders holding forty percent (40%) of the Rock World Newco equity shares are obligated to enter into at closing a shareholders’ agreement to govern the management of the Rock World Newco business, including, among other things, the appointment of officers and directors.  Such shareholders’ agreement shall contain customary covenants and other provisions for an agreement of this kind, including restrictions on transfer, rights of first refusal, drag-along and tag along rights.

The LC Agreement expires on March 30, 2014. To the extent the Letter of Credit is funded, any outstanding borrowings under the Letter of Credit will bear interest at the rate of prime, plus 4% per annum. The Company paid an issuance fee of $0.7 million. The obligations of the Company under the LC Agreement are secured on a senior first-priority basis by certain existing and future assets of the Company, including its cash, accounts, accounts receivable, certain intellectual property, the Collateral Account (as defined below), and other goods and personal property of the Company, as well as all of the equity interests of its directly owned domestic subsidiaries and sixty-five percent (65%) of the equity interests of its directly owned foreign subsidiaries.

The LC Agreement contains customary affirmative, incurrence based and negative covenants. In accordance with the terms of the LC Agreement, the Company deposited $16.0 million in a collateral account (the “Collateral Account”) that was pledged to Deutsche Bank pursuant to a securities account control agreement, dated December 12, 2013, among the Company, Deutsche Bank and an affiliate of Deutsche Bank.  Under the LC Agreement, the Company has also agreed to deposit, subject to certain limitations, the net proceeds raised by the Company in equity or debt financings into the Collateral Account in an the amount not to exceed the outstanding obligations under the LC Agreement. The LC Agreement provides for a number of standard events of default, including a cross default to any event of default under the LC Guarantee.

In connection with the LC Agreement, Mr. Robert F.X. Sillerman, the Company’s Chief Executive Officer and Chairman, entered into a guarantee agreement (the “LC Guarantee”) with Deutsche Bank, dated December 12, 2013, pursuant to which he personally guaranteed all of the Company’s obligations under the LC Agreement and agreed, at all times during the term of the Letter of Credit, to deposit a minimum of $10.0 million with Deutsche Bank.  The Board of Directors of the Company has formed a special committee comprised solely of independent directors that has determined that the Company will compensate Mr. Sillerman for entering into the LC Guarantee.  The special committee is currently working with independent advisors to determine the amount and type of consideration to be paid to Mr. Sillerman.  In order to facilitate this transaction, Mr. Sillerman also entered into an amendment on December 12, 2013 to his existing guarantee of the Company’s obligations under its First Lien Term Loan Facility. Among other things, the amendment increased the aggregate amount of indebtedness that Mr. Sillerman is permitted to incur or guarantee from time to time.

The foregoing descriptions of the Purchase Agreement (including the description of the consideration payable in connection therewith), the LC Agreement, the LC Guarantee and the related agreements do not purport to be complete and are qualified in their entirety by reference to the full text of such agreements, which are filed as exhibits to this Current Report on Form 8-K (this “Form 8-K”).

From time to time, Deutsche Bank or its affiliates have provided investment banking, general financing and advisory services to the Company in the past and may do so in the future.

Forward-Looking Information

This Form 8-K contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements relate to a variety of matters, including, but not limited to the timing and anticipated completion of the purchase of Rock World and the current negotiations for debt financing and other statements that are not purely statements of historical fact. These forward-looking statements are made on the basis of the current beliefs, expectations and assumptions of the management of the Company and are subject to significant risks and uncertainty. Readers are cautioned not to place undue reliance on any such forward-looking statements.

Factors that could cause actual results to differ materially from the forward-looking statements contained herein include, but are not limited to: our ability to close the acquisition of Rock World; risks relating to the Purchase Agreement, including the risk that the closing conditions will not be satisfied; the failure to obtain financing for the transaction; our ability to pay our debts and meet our liquidity needs; competition; the amount of the costs, fees, expenses and charges related to the Purchase Agreement, the LC Agreement or other financing for the transactions; any difficulties associated with requests or directions from governmental authorities; and any changes in general economic and/or industry-specific conditions.

These and other potential risks and uncertainties that could cause actual results to differ from those described in the forward-looking statements are more fully detailed under the caption “Risk Factors” in the Company’s final prospectus filed with the SEC on October 10, 2013 and the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2013. All forward-looking statements contained in this Form 8-K speak only as of the date on which they were made. The Company undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.

Item 2.03                                           Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The description of the LC Agreement set forth in Item 1.01 above is incorporated by reference into this Item 2.01.

Item 7.01                                           Regulation FD Disclosure

On December 16, 2013, the Company issued the press release attached hereto as Exhibit 99.1 announcing, among other things, the entry into the Purchase Agreement on the terms and subject to the conditions set forth in the Purchase Agreement. The press release attached to this Form 8-K as Exhibit 99.1 is incorporated herein by reference.

The information in Item 7.01 of this Form 8-K, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such section. The information in Item 7.01 of this Current Report, including Exhibit 99.1, shall not be incorporated by reference into any filing under the Securities Act, or the Exchange Act, regardless of any incorporation by reference language in any such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

No.	Description

10.1	Share Purchase Agreement, dated December 12, 2013, between and among the Company, Rock City S.A., A.H.O.S.P.E. Empreendimentos e Participações S.A., and the additional parties named therein
10.2	Amendment No. 3 to Guarantee Agreement, dated December 12, 2013, between Robert F.X. Sillerman and Barclays Bank PLC
10.3	Letter of Credit and Reimbursement Agreement, dated December 12, 2013, between the Company and Deutsche Bank AG, New York Branch
10.4	General Pledge and Security Agreement, dated December 12, 2013, between the Company and Deutsche Bank AG, New York Branch
10.5	Springing Unconditional Guaranty, dated December 12, 2013, between Robert F.X. Sillerman and Deutsche Bank AG, New York Branch
99.1*	Press release, dated December 16, 2013

*                                         Furnished herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SFX ENTERATINMENT, INC.

Date: December 16, 2013	By:	/s/ Robert F.X. Sillerman
Robert F.X. Sillerman
Chief Executive Officer and Director